                                                                    EXHIBIT 11.3

                            APPLIEDTHEORY CORPORATION

                CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                         NINE MONTHS ENDED
                                                         SEPTEMBER 30, 1999
                                                         ------------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period                 15,094,336
     Weighted average shares issued during nine months
     ended September 30, 1999 (6,099,241 shares)                3,764,080
                                                             ------------
                                                               18,858,416
                                                             ============

Net loss                                                     $ (7,630,000)
                                                             ============

Loss per share attributable to common stockholders           $      (0.40)
                                                             ============



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(1)For a discussion of loss per share, see Note B of the Notes to the Financial
   Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 1999.


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